Exhibit 77Q1 - Additional Items

Item 15

Foreign Sub-Custodian Network for State Street Bank & Trust

Market	Subcustodian	Address
Albania	Raiffeisen Bank sh.a.	Blv. "Bajram Curri" ETC – Kati 14
Tirana, Albania
Australia	Citigroup Pty. Limited	120 Collins St.
Melbourne, VIC 3000, Australia
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Custody and Clearing
Level 13, 580 George St.
Sydney, NSW 2000, Australia
Austria	Deutsche Bank AG	Fleischmarkt 1
A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department / Dept. 8398-TZ
Julius Tandler Platz 3
A-1090 Vienna, Austria
Bahrain	HSBC Bank Middle East Limited	1st Floor, Bldg. #2505
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Road # 2832, Al Seef 428
Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Silver Tower, Level 7
52 South Gulshan Commercial Area
Gulshan 1, Dhaka 1212, Bangladesh
Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands
Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Bermuda	HSBC Bank Bermuda Limited	6 Front Street
Hamilton, HM06, Bermuda
Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House
Queens Road
The Mall
Gaborone, Botswana
Brazil	Citibank, N.A.	AV Paulista 1111
São Paulo, SP 01311-920 Brazil
Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th floor
48 Sitnyakovo Blvd.
1505 Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square
1000 Sofia, Bulgaria
Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800
Toronto, ON Canada M5C 3G6
Chile	Banco Itaú Chile S.A.	Enrique Foster Sur 20, Piso 5
Las Condes, Santiago de Chile
People’ s Republic of China	HSBC Bank (China) Company Limited	33rd Floor, HSBC Building, Shanghai IFC
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	8 Century Avenue
Pudong, Shanghai, China (200120)
	China Construction Bank Corporation	No.1 Naoshikou Street
	(for A-share market only)	Chang An Xing Rong Plaza
Beijing 100032-33, China
	Citibank N.A.	39th Floor Citibank Tower
	(for Shanghai – Hong Kong Stock Connect market only)	Citibank Plaza,
3 Garden Road
Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited	Level 30,
	(for Shanghai – Hong Kong Stock Connect market only)	HSBC Main Building
1 Queen's Road
Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
	(for Shanghai – Hong Kong Stock Connect market)	388 Kwun Tong Road
Kwun Tong, Hong Kong
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02
Bogotá DC, Colombia
Costa Rica	Banco BCT S.A.	160 Calle Central
Edificio BCT
San José, Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Custody Department
Radnièka cesta 50
10000 Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60
10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece
Czech Republic	Èeskoslovenská obchodní banka, a.s.	Radlická 333/150
150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum – FILADELFIE
Želetavská 1525/1
140 92 Praha 4 - Michle, Czech Republic
Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Strandgade 3
0900 Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Bernstorffsgade 50
1577 Copenhagen, Denmark
Egypt	HSBC Bank Egypt S.A.E.	6th Floor
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	306 Corniche El Nil
Maadi
Cairo, Egypt
Estonia	AS SEB Pank	Tornimäe 2
15010 Tallinn, Estonia
Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Satamaradankatu 5
00500 Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Securities Services
Box 630
SF-00101 Helsinki, Finland
France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands
Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str.
Tbilisi 0160, Georgia
Germany	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24
D-65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Limited	P. O. Box 768
1st Floor
High Street Building
Accra, Ghana
Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str.
115 28 Athens, Greece
Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower
388 Kwun Tong Road
Kwun Tong, Hong Kong
Hungary	Citibank Europe plc Magyarországi Fióktelepe	7 Szabadság tér, Bank Center
Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt.	6th Floor
Szabadság tér 5-6
H-1054 Budapest, Hungary
Iceland	Landsbankinn hf.	Austurstræti 11
155 Reykjavik, Iceland
India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park
Off Western Express Highway
Goregaon (E)
Mumbai 400 063, India
	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex,
Western Express Highway
Goregaon (East),
Mumbai 400 063, India
Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor
Jl. Imam Bonjol, No. 80
Jakarta 10310, Indonesia
Ireland	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland
Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard
Tel Aviv, Israel 61000
Italy	Deutsche Bank S.p.A.	Investor Services
Via Turati 27 – 3rd Floor
20121 Milan, Italy
Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A.	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Japan	Mizuho Bank, Limited	4-16-13, Tsukishima, Chou-ku
Tokyo 104-0052, Japan
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building
11-1 Nihonbashi 3-chome, Chuo-ku
Tokyo 1030027, Japan
Jordan	Standard Chartered Bank	Shmeissani Branch
Al-Thaqafa Street, Building # 2
P.O. Box 926190
Amman 11110, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A,
41 Kazibek Bi street,
Almaty 050010, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Custody Services
Standard Chartered @ Chiromo, Level 5
48 Westlands Road
P.O. Box 40984 – 00100 GPO
Nairobi, Kenya
Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building
33 Seorin-dong
Chongro-ku, Seoul 110-752, Korea
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building #25
1-Ka Bongrae-Dong
Chung-ku, Seoul 100-161, Korea
Kuwait	HSBC Bank Middle East Limited	Kuwait City, Qibla Area
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Hamad Al-Saqr Street
Kharafi Tower, G/1/2 Floors
P. O. Box 1683, Safat 13017, Kuwait
Latvia	AS SEB banka	Unicentrs, Valdlauèi
LV-1076 Kekavas pag., Rigas raj., Latvia
Lebanon	HSBC Bank Middle East Limited	St. Georges Street, Minet El-Hosn
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Beirut 1107 2080, Lebanon
Lithuania	AB SEB bankas	Gedimino av. 12
LT 2600 Vilnius, Lithuania
Malawi	Standard Bank Limited	Kaomba Centre
Cnr. Victoria Avenue & Sir Glyn Jones Road
Blantyre, Malawi
Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services
Level 20, Menara IMC
8 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered
30 Jalan Sultan Ismail
50250 Kuala Lumpur, Malaysia
Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	5th Floor, HSBC Centre
18 Cybercity
Ebene, Mauritius
Mexico	Banco Nacional de México, S.A.	3er piso, Torre Norte
Act. Roberto Medellín No. 800
Col. Santa Fe
Mexico, DF 01219
Morocco	Citibank Maghreb	Zénith Millénium Immeuble1
Sidi Maârouf – B.P. 40
Casablanca 20190, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center
Cnr. Werner List St. and Post St. Mall
2nd Floor
Windhoek, Namibia
Netherlands	Deutsche Bank AG	De Entrees 99-197
1101 HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House
Level 7, 1 Queen St.
Auckland 1010, New Zealand
Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Nigeria	Stanbic IBTC Bank Plc.	Plot 1712
Idejo St
Victoria Island,
Lagos 101007, Nigeria
Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Essendropsgate 7
0368 Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	P.O. Box 1843 Vika
Filipstad Brygge 1
N-0123 Oslo, Norway
Oman	HSBC Bank Oman S.A.O.G.	2nd Floor Al Khuwair
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	PO Box 1727 PC 111
Seeb, Oman
Pakistan	Deutsche Bank AG	Unicentre – Unitowers
I.I. Chundrigar Road
P.O. Box 4925
Karachi - 74000, Pakistan
Palestine	HSBC Bank Middle East Limited	Jaffa Street, Ramallah
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	West Bank 2119, Palestine
Panama	Citibank, N.A.	Boulevard Punta Pacifica
Torre de las Americas
Apartado
Panama City, Panama 0834-00555
Peru	Citibank del Perú, S.A.	Canaval y Moreyra 480
3rd Floor, San Isidro
Lima 27, Perú
Philippines	Deutsche Bank AG	Global Transaction Banking
Tower One, Ayala Triangle
1226 Makati City, Philippines
Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16
00-293 Warsaw, Poland
	Bank Polska Kasa Opieki S.A	31 Zwirki I Wigury Street
02-091, Warsaw, Poland
Portugal	BNP Paribas Securities Services, S.C.A., Paris (operating through its Paris branch with support from its Lisbon branch)	3 Rue D’Antin
Paris, France Lt 1.19.01
	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	De Entrees 99-197
1101 HE Amsterdam, Netherlands
Puerto Rico	Citibank N.A.	1 Citibank Drive, Lomas Verdes Avenue
San Juan, Puerto Rico 00926
Qatar	HSBC Bank Middle East Limited	2 Fl Ali Bin Ali Tower
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Building no.: 150
Airport Road
Doha, Qatar
Romania	Citibank Europe plc, Dublin – Romania Branch	8, Iancu de Hunedoara Boulevard
712042, Bucharest Sector 1, Romania
Russia	Limited Liability Company Deutsche Bank	82, Sadovnicheskaya Street
Building 2
115035 Moscow, Russia
Saudi Arabia	HSBC Saudi Arabia Limited	HSBC Head Office
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	7267 Olaya - Al Murooj
Riyadh 12283-2255 Kingdom of Saudi Arabia
Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Serbia	UniCredit Bank Serbia JSC	Omladinskih Brigada 88, Airport City
11000 Belgrade, Serbia
Singapore	Citibank N.A.	3 Changi Business Park Crescent
#07-00, Singapore 486026
	United Overseas Bank Limited	156 Cecil Street
FEB Building #08-03
Singapore 069544
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Sancová 1/A
813 33 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140
SI-1000 Ljubljana, Slovenia
South Africa	FirstRand Bank Limited	Mezzanine Floor
3 First Place Bank City
Corner Simmonds & Jeppe Sts.
Johannesburg 2001
Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Sauer St.
Johannesburg 2000
Republic of South Africa
Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16,
Planta 1
28020 Madrid, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha
Colombo 01, Sri Lanka
Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24
71 000 Sarajevo
Federation of Bosnia and Herzegovina
Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza
Mbabane, Swaziland H101
Sweden	Nordea Bank AB (publ)	Smålandsgatan 17
105 71 Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2
SE-106 40 Stockholm, Sweden
Switzerland	Credit Suisse AG	Uetlibergstrasse 231
8070 Zurich, Switzerland
	UBS Switzerland AG	Badenerstrasse 574
8098 Zurich, Switzerland
Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road
Taipei 106 Taiwan, Republic of China
	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road
Taipei 105, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House
Corner Shaaban Robert St and Garden Ave
PO Box 9011
Dar es Salaam, Tanzania
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower
14th Floor, Zone B
90 North Sathorn Road
Silom, Bangkok 10500, Thailand
Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République
17 BP 1141 Abidjan 17 Côte d’Ivoire
Trinidad & Tobago	Republic Bank Limited	9-17 Park Street
Port of Spain
Republic of Trinidad & Tobago, West Indies
Tunisia	Banque Internationale Arabe de Tunisie	Direction des Marches de Capitaux
1080 Tunis Cedex, Tunisia
Turkey	Citibank, A.ª.	Tekfen Tower
Eski Buyukdere Caddesi 209
Kat 3
Levent 34394 Istanbul, Turkey
	Deutsche Bank A.ª.	Eski Buyukdere Caddesi
Tekfen Tower No. 209
Kat: 17 4
Levent 34394 Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road
P.O. Box 7111
Kampala, Uganda
Ukraine	PJSC Citibank	16-g Dymytrova St.
Kyiv 03150, Ukraine
United Arab Emirates –	HSBC Bank Middle East Limited	HSBC Securities Services
Dubai Financial Market	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates
United Arab Emirates –	HSBC Bank Middle East Limited	HSBC Securities Services
Dubai International	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Financial Center		Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates
United Arab Emirates –	HSBC Bank Middle East Limited	HSBC Securities Services
Abu Dhabi	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Emaar Square
Level 3, Building No. 5
P O Box 502601
Dubai, United Arab Emirates
United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road
Edinburgh EH5 2AW, Scotland
Uruguay	Banco Itaú Uruguay S.A.	Zabala 1463
11000 Montevideo, Uruguay
Venezuela	Citibank, N.A.	Centro Comercial El Recreo
Torre Norte, Piso 19
Avenida Casanova
Caracas, Venezuela 1050
Vietnam	HSBC Bank (Vietnam) Limited	Centre Point
	(as delegate of The Hongkong and Shanghai Banking Corporation Limited)	106 Nguyen Van Troi Street
Phu Nhuan District
Ho Chi Minh City, Vietnam
Zambia	Standard Chartered Bank Zambia Plc.	Standard Chartered House
Cairo Road
P.O. Box 32238
10101, Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited	3rd Floor
	(as delegate of Standard Bank of South Africa Limited)	Stanbic Centre
59 Samora Machel Avenue
Harare, Zimbabwe
Argentina	Citibank, N.A.*	Bartolome Mitre 530
1036 Buenos Aires, Argentina

AMENDED AND RESTATED
SUB-ADVISORY AGREEMENT

between

FIDELITY MANAGEMENT & RESEARCH COMPANY

and

FMR INVESTMENT MANAGEMENT (U.K.) LIMITED

AGREEMENT AMENDED and RESTATED as of this 1st day of April 2015, by and between Fidelity Management & Research Company, a Massachusetts corporation with principal offices at 245 Summer Street, Boston, Massachusetts (hereinafter called the "Advisor"), and FMR Investment Management (U.K.) Limited (hereinafter called the "Sub-Advisor").

WHEREAS the Advisor has entered into various management contracts (each a "Management Contract") with those Massachusetts business trusts and Delaware statutory trusts, each a registered investment company issuing one or more series of shares of beneficial interest (each a "Trust") on behalf of each of their respective portfolios listed on Schedule A attached hereto, as the same may be amended from time to time (each a "Portfolio"), pursuant to which the Advisor acts as investment manager to each of the Portfolios; and

WHEREAS the Sub-Advisor and its subsidiaries and other affiliated persons have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations with respect to the economies of various countries, and securities of issuers located in such countries, and providing investment advisory services in connection therewith;

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Trust, the Advisor and the Sub-Advisor agree as follows:

1. Duties: The Advisor may, in its discretion, appoint the Sub-Advisor to perform one or more of the following services with respect to all or a portion of the investments of the Portfolio. The services and the portion of the investments of the Portfolio to be advised or managed by the Sub-Advisor shall be as agreed upon from time to time by the Advisor and the Sub-Advisor. The Sub-Advisor shall pay the salaries and fees of all personnel of the Sub-Advisor performing services for the Portfolio relating to research, statistical and investment activities.

(a) Investment Advice: If and to the extent requested by the Advisor, the Sub-Advisor shall provide investment advice to the Portfolio and the Advisor with respect to all or a portion of the investments of the Portfolio, and in connection with such advice shall furnish the Portfolio and the Advisor such factual information, research reports and investment recommendations as the Advisor may reasonably require. Such information may include written and oral reports and analyses.

(b) Investment Management: If and to the extent requested by the Advisor, the Sub-Advisor shall, subject to the supervision of the Advisor, manage all or a portion of the investments of the Portfolio in accordance with the investment objective, policies and limitations provided in the Portfolio's Prospectus or other governing instruments, as amended from time to time, the Investment Company Act of 1940 (the "1940 Act") and rules thereunder, as amended from time to time, and such other limitations as the Trust or Advisor may impose with respect to the Portfolio by notice to the Sub-Advisor. With respect to the portion of the investments of the Portfolio under its management, the Sub-Advisor is authorized to make investment decisions on behalf of the Portfolio with regard to any stock, bond, other security or investment instrument, and to place orders for the purchase and sale of such securities through such broker-dealers as the Sub-Advisor may select. The Sub-Advisor may also be authorized, but only to the extent such duties are delegated in writing by the Advisor, to provide additional investment management services to the Portfolio, including but not limited to services such as managing foreign currency investments, purchasing and selling or writing futures and options contracts, borrowing money or lending securities on behalf of the Portfolio. All investment management and any other activities of the Sub-Advisor shall at all times be subject to the control and direction of the Advisor and the Trust's Board of Trustees.

(c) Subsidiaries and Affiliates: The Sub-Advisor may perform any or all of the services contemplated by this Agreement directly or through such of its subsidiaries or other affiliated persons as the Sub-Advisor shall determine; provided, however, that performance of such services through such subsidiaries or other affiliated persons shall have been approved by the Trust to the extent required pursuant to the 1940 Act and rules thereunder.

2. Information to be Provided to the Trust and the Advisor: The Sub-Advisor shall furnish such reports, evaluations, information or analyses to the Trust and the Advisor as the Trust's Board of Trustees or the Advisor may reasonably request from time to time, or as the Sub-Advisor may deem to be desirable.

3. Brokerage: In connection with the services provided under subparagraph (b) of paragraph 1 of this Agreement, the Sub-Advisor shall place all orders for the purchase and sale of portfolio securities for the Portfolio's account with brokers or dealers selected by the Sub-Advisor, which may include brokers or dealers affiliated with the Advisor or Sub-Advisor. The Sub-Advisor shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Portfolio and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or to the other accounts over which the Sub-Advisor or Advisor exercise investment discretion. The Sub-Advisor is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor has with respect to accounts over which it exercises investment discretion. The Trustees of the Trust shall periodically review the commissions paid by the Portfolio to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Portfolio.

4. Compensation: The Advisor shall compensate the Sub-Advisor on the following basis for the services to be furnished hereunder.

(a) Investment Advisory Fee: For services provided under subparagraph (a) of paragraph 1 of this Agreement, the Advisor agrees to pay the Sub-Advisor a monthly Sub-Advisory Fee. The Sub-Advisory Fee shall be equal to 110% of the Sub-Advisor's costs incurred in connection with rendering the services referred to in subparagraph (a) of paragraph 1 of this Agreement. The Sub-Advisory Fee shall not be reduced to reflect expense reimbursements or fee waivers by the Advisor, if any, in effect from time to time.

(b) Investment Management Fee: For services provided under subparagraph (b) of paragraph 1 of this Agreement, the Advisor agrees to pay the Sub-Advisor a monthly Investment Management Fee. The Investment Management Fee shall be equal to: (i) 50% of the monthly management fee rate (including performance adjustments, if any) that the Portfolio is obligated to pay the Advisor under its Management Contract with the Advisor, multiplied by: (ii) the fraction equal to the net assets of the Portfolio as to which the Sub-Advisor shall have provided investment management services divided by the net assets of the Portfolio for that month; provided, however, that the Investment Management Fee paid to the Sub-Advisor for any period hereunder shall in all circumstances be an amount not less than 110% of the Sub-Advisor's costs incurred in connection with rendering the services referred to in subparagraph (b) of paragraph 1 of this Agreement (but in no event will the Investment Management Fee paid to the Sub-Advisor exceed the management fee paid to the Advisor pursuant to its management contract with respect to the Portfolio) (the minimum fee described in this proviso being referred to herein as the "Minimum Investment Management Fee"). If in any fiscal year the aggregate expenses of the Portfolio exceed any applicable expense limitation imposed by any state or federal securities laws or regulations, and the Advisor waives all or a portion of its management fee or reimburses the Portfolio for expenses to the extent required to satisfy such limitation, the Investment Management Fee paid to the Sub-Advisor will be reduced by 50% of the amount of such waivers or reimbursements multiplied by the fraction determined in (ii), subject to the Minimum Investment Management Fee. If the Sub-Advisor reduces its fees to reflect such waivers or reimbursements and the Advisor subsequently recovers all or any portion of such waivers or reimbursements, then the Sub-Advisor shall be entitled to receive from the Advisor a proportionate share of the amount recovered.

(c) Provision of Multiple Services: If the Sub-Advisor shall have provided both investment advisory services under subparagraph (a) and investment management services under subparagraph (b) of paragraph (1) for the same portion of the investments of the Portfolio for the same period, the fees paid to the Sub-Advisor with respect to such investments shall be calculated exclusively under subparagraph (b) of this paragraph 4.

5. Expenses: It is understood that the Portfolio will pay all of its expenses other than those expressly stated to be payable by the Sub-Advisor hereunder or by the Advisor under the Management Contract with the Portfolio.

6. Interested Persons: It is understood that Trustees, officers, and shareholders of the Trust are or may be or become interested in the Advisor or the Sub-Advisor as directors, officers or otherwise and that directors, officers and stockholders of the Advisor or the Sub-Advisor are or may be or become similarly interested in the Trust, and that the Advisor or the Sub-Advisor may be or become interested in the Trust as a shareholder or otherwise.

7. Services to Other Companies or Accounts: The services of the Sub-Advisor to the Advisor are not to be deemed to be exclusive, the Sub-Advisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Advisor's ability to meet all of its obligations hereunder. The Sub-Advisor shall for all purposes be an independent contractor and not an agent or employee of the Advisor or the Trust.

8. Standard of Care: In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Advisor, the Sub-Advisor shall not be subject to liability to the Advisor, the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

9. Duration and Termination of Agreement; Amendments:

(a) Subject to prior termination as provided in subparagraph (d) of this paragraph 9, this Agreement shall continue in force until September 30, 2015 and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

(b) This Agreement may be modified by mutual consent of the Advisor, the Sub-Advisor and the Portfolio subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the Securities and Exchange Commission (the "Commission") or any rules or regulations adopted by, or interpretative releases or no-action letters of, the Commission or its staff.

(c) In addition to the requirements of subparagraphs (a) and (b) of this paragraph 9, the terms of any continuance or modification of this Agreement must have been approved by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(d) Either the Advisor, the Sub-Advisor or the Portfolio may, at any time on sixty (60) days' prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Trustees or Directors, or with respect to the Portfolio by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically in the event of its assignment.

10. Limitation of Liability: The Sub-Advisor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or other organizational document of the Trust and agrees that any obligations of the Trust or the Portfolio arising in connection with this Agreement shall be limited in all cases to the Portfolio and its assets, and the Sub-Advisor shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolio. Nor shall the Sub-Advisor seek satisfaction of any such obligation from the Trustees or any individual Trustee.

11. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to the choice of laws provisions thereof.

The terms "registered investment company," "vote of a majority of the outstanding voting securities," "assignment," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended, and subject to such orders or no-action letters as may be granted by the Commission or its staff.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

FMR INVESTMENT MANAGEMENT (U.K.) LIMITED

BY:	/s/Mark Flaherty
Mark Flaherty
Director

FIDELITY MANAGEMENT & RESEARCH COMPANY

BY:	/s/William E. Dailey
William E. Dailey
Treasurer